Exhibit 99.1

Tower Group, Inc. Reports Fourth Quarter and Annual 2011 Results

NEW YORK--(BUSINESS WIRE)--February 27, 2012--Tower Group, Inc. (NASDAQ: TWGP) today reported net income available to common shareholders of $26.8 million and diluted earnings per share of $0.67 for the fourth quarter 2011, as compared to $36.6 million, or $0.88 per share in the fourth quarter of 2010. For the full year, net income available to common shareholders was $60.2 million or $1.47 per diluted share compared to $103.9 million or $2.38 per diluted share in 2010.

Operating income(1) and operating earnings per share(1) were $25.0 million and $0.63 for the fourth quarter of 2011, respectively, as compared to $33.3 million and $0.80 per share in the fourth quarter of 2010. For the full year, operating income and operating earnings per share were $56.0 million and $1.37, respectively, as compared to $97.2 million or $2.23 per share in 2010. Operating income in the full year 2011 included after-tax catastrophe storm losses of $48.3 million or $1.18 per diluted share compared to $12.0 million or $0.27 per diluted share for the full year 2010.

Key Highlights (all percentage increases compare the fourth quarter and the full year 2011 results to the corresponding periods in 2010 except as noted otherwise):

  Gross premiums written and produced(2) were $434.3 million in the fourth quarter and $1.8 billion for the full year. This represents an increase of 21.0% for full year 2011 compared to full year 2010.
  For the combined insurance segments, the net combined ratio was 98.2% in the fourth quarter of 2011 compared to 95.1% for the same period last year. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net combined ratio was 97.3% for the fourth quarter of 2011.) For the full year the net combined ratio was 100.3% compared to 96.4% in 2010. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net combined ratio was 100.8% for the full year 2011.)
    In the fourth quarter 2011, the net loss ratio was 64.9% compared to 59.9% for the same period last year. For the full year, the net loss ratio was 66.2% compared to 60.7% in 2010. In the fourth quarter 2011, the Company experienced $15 million of favorable development from Hurricane Irene claims and elected to strengthen the 2011 accident year loss reserves by $15 million. We also experienced $7 million in losses associated with the October 2011 snow storm.
    In the fourth quarter 2011, the net expense ratio(3) was 33.3% compared to 35.2% for the same period last year. For the full year, the net expense ratio was 34.1% compared to 35.7% in 2010.
  Net investment income increased by 8.0% to $32.1 million for the fourth quarter and by 20.3% to $127.6 million for the full year.
  The effective tax rate was 15.9% in the fourth quarter (20.4% excluding the reciprocal exchanges) and 25.9% for the year (27.1% excluding the reciprocal exchanges), a decrease of 19.3 points and 7.8 points (14.9 points and 6.7 points excluding the reciprocals), respectively. The reduced tax rate is due to a modestly higher amount of tax preferenced investment income applied against a lower earnings base.

  Book value per share(4) of $26.37 at December 31, 2011 represents an increase of 4.7% since year end 2010. The company paid dividends of $0.69 per share in 2011.
  Tower Group, Inc. stockholders’ equity was $1,034.1 million as of December 31, 2011, as compared to $1,045.0 million as of December 31, 2010. During the year ended December 31, 2011, Tower Group, Inc. repurchased 2.9 million shares of its Common Stock for an aggregate purchase price of $64.6 million pursuant to its share repurchase program and paid $27.9 million in dividends on its common stock.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., stated “During the fourth quarter, we continued to see positive trends in our business, especially from the organic growth we generated from our newly created Assumed Reinsurance and Customized Solutions business units. We also began to see favorable pricing trends in certain lines of business, including homeowners, commercial property and workers compensation. We expect these favorable pricing trends to continue into 2012. For the full year, while we are disappointed with the negative impact on our earnings due to the losses from Hurricane Irene and other severe weather related events, we are otherwise pleased with our overall operating results and encouraged by the progress that we made with regard to some of our long term business objectives. In particular, we expanded our product offerings, improved existing business units and created new business units to generate organic growth. In addition, we are pleased with the progress that we made with some significant technology projects, including our personal lines platform redesign, which we plan to introduce during the early part of this year. As we enter 2012, we are cautiously optimistic due to the improved pricing environment and the continued benefits from our organic growth initiatives.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Gross premiums written	$434,261	$433,860	$1,810,923	$1,496,371
Net premiums written	380,873	384,667	1,638,590	1,314,064
Total commission and fee income	11,660	11,336	46,072	46,492
Net investment income	32,062	29,690	127,649	106,090
Net realized investment gains (losses)	4,121	5,860	9,394	13,483

Total revenues	454,921	419,763	1,776,965	1,458,734
Net income attributable to Tower Group, Inc.	26,831	36,633	60,198	103,890
Earnings per share—Basic	$0.68	$0.88	$1.47	$2.39
Earnings per share—Diluted	$0.67	$0.88	$1.47	$2.38
Return on average equity	10.3%	14.1%	5.8%	10.0%

Combined Commercial and Personal Segments
Net premiums earned	407,078	372,877	1,593,850	1,292,669
Net loss ratio	64.9%	59.9%	66.2%	60.7%
Net expense ratio	33.3%	35.2%	34.1%	35.7%

Commercial Insurance Segment
Net premiums earned	282,295	239,856	1,087,911	941,015
Net loss ratio	65.1%	66.5%	67.7%	62.6%
Net expense ratio	30.2%	27.4%	31.5%	33.1%

Personal Insurance Segment
Net premiums earned	124,783	133,021	505,939	351,654
Net loss ratio	64.4%	48.1%	63.0%	55.4%
Net expense ratio	40.3%	49.2%	39.7%	42.5%

Reconciliation of non-GAAP financial measures:
Net income attributable to Tower Group, Inc.	26,831	$36,633	$60,198	$103,890
Net realized gains (losses) on investments	4,121	5,860	9,394	13,483
Acquisition-related transaction costs	77	(971)	(360)	(2,369)
Less: net realized gains (losses) on investments related to Reciprocal Exchanges	(1,386)	682	(2,414)	257
Income tax	(1,016)	(2,219)	(2,470)	(4,636)
Operating income attributable to Tower Group, Inc.	$25,035	$33,281	$56,048	$97,155

Operating earnings per share—Basic	$0.63	$0.80	$1.37	$2.24
Operating earnings per share—Diluted	$0.63	$0.80	$1.37	$2.23
Operating return on average equity	9.6%	12.8%	5.4%	9.4%

Fourth Quarter 2011 Highlights

Gross premiums written were $434.3 million in the fourth quarter of 2011, which was slightly higher than $433.9 million in the fourth quarter of 2010. Organic growth of 6% in the quarter was offset by the commutation of an assumed reinsurance agreement. For the three months ended December 31, 2011, premiums on renewed Commercial Insurance business excluding programs increased 2.2% and premiums on renewed Personal Insurance business increased 2.5%, resulting in an overall premium increase on renewal business of 2.3%. During the same time period, our Commercial Insurance business renewal retention rate excluding programs was 78% and our Personal Insurance business renewal retention rate was 91%, resulting in an overall retention rate of 88%.

Total revenues increased 8.4% to $454.9 million in the fourth quarter of 2011 as compared to $419.8 million in the prior year's fourth quarter. The growth was primarily due to increased net premiums earned and higher net investment income. Net premiums earned represented 89.5% of total revenues for the three months ended December 31, 2011 compared to 88.8% for 2010.

Net investment income increased 8.0% to $32.1 million for the three months ended December 31, 2011 compared to $29.7 million for the same period in 2010. The tax equivalent book yield on our investment portfolio was 4.8% at December 31, 2011 compared to 4.7% at December 31, 2010. Net realized investment gains were $4.1 million for the quarter ended December 31, 2011 compared to gains of $5.9 million in the same period last year. Total commission and fee income increased 2.9% to $11.7 million in the fourth quarter of 2011 compared to $11.3 million in the fourth quarter of 2010. The net loss ratio was 64.9% for the three months ended December 31, 2011 compared to 59.9% for the same period in 2010. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net loss ratio was 65.0% for the fourth quarter of 2011.) In the fourth quarter 2011, we had a $15 million reduction in our estimate of Hurricane Irene claims and elected to strengthen the 2011 accident year loss reserves by $15 million. We also experienced $7 million in losses associated with the October 2011 snow storm.

Our net expense ratio was 33.3% for the three months ended December 31, 2011 compared to 35.2% for the same period in 2010. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net expense ratio was 32.3% for the fourth quarter of 2011.)

Interest expense increased by $1.2 million for the three months ended December 31, 2011, compared to the same period in 2010. Interest expense increased mainly due to increased borrowings under the credit facility in 2011.

Our effective tax rate was 15.9% for the fourth quarter 2011 (20.4% excluding the reciprocal exchanges) and 25.9% for the full year 2011 (27.1% excluding the reciprocal exchanges). Our full year tax rate was lower by 7.8 points compared to 2010, as we had a modestly higher amount of tax preferenced investment income applied against a lower earnings base, and the fourth quarter tax rate, excluding the reciprocal exchanges, was 14.9 points lower than it was for the corresponding period in 2010, due largely to a true up of the effective tax rate in the fourth quarter 2011.

Additional Highlights and Disclosures:

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on February 1, 2012 of $0.1875 per share payable on March 23, 2012 to stockholders of record as of March 12, 2012.

2012 Guidance

Tower expects to report operating earnings of between $2.60 and $2.70 per share in 2012.

Notes on Non-GAAP Financial Measures

(1) Operating income excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders' equity.

(2) Gross premiums written through our insurance subsidiaries, including the reciprocal exchanges.

(3) The gross and net underwriting expense ratios include fees paid by the Reciprocal Exchanges to Tower in excess of Tower's direct costs to service the management services agreements. These fees increased the gross and net expense ratios by 0.6% and 1.0%, respectively, for the years ended December 31, 2011 and 2010.

(4) Book value per share is Tower Group, Inc. Stockholders’ Equity divided by outstanding shares as of the period of measurement.

Conference Call

Tower will host a conference call and webcast to discuss these results on Tuesday, February 28, 2012 at 9:00 a.m. ET. This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower's insurance services subsidiaries provide underwriting, claims administration, operational and technology services for other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, visit Tower's website at http://www.twrgrp.com/

Our Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis. This segment also includes reinsurance solutions provided primarily to small insurance companies;

Our Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents; and

Our Insurance Services Segment provides underwriting, claims administration, operational and technology services for other insurance companies.

Commercial Insurance & Personal Insurance Combined
($ in thousands)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31
	2011	2010	Change(%)	2011	2010	Change(%)
Net premiums written	$380,873	$384,667	-1.0%	$1,638,590	$1,314,064	24.7%

Revenues
Net premiums earned	407,078	372,877	9.2%	1,593,850	1,292,669	23.3%
Ceding commission revenue	8,165	8,511	-4.1%	33,968	38,068	-10.8%
Policy billing fees	2,867	2,579	11.2%	10,534	6,255	68.4%
Total revenues	418,110	383,967	8.9%	1,638,352	1,336,992	22.5%
Expenses
Net loss and loss adjustment expenses	264,190	223,355	18.3%	1,055,249	784,023	34.6%
Underwriting expenses
Direct commission expense	78,262	68,572	14.1%	311,328	266,096	17.0%
Other underwriting expenses	68,211	73,797	-20.3%	276,729	239,420	11.9%
Total underwriting expenses	146,473	142,369	2.9%	588,057	505,516	16.3%
Underwriting profit	$7,447	$18,243	-59.2%	$(4,954)	$47,453	-110.4%

Underwriting Ratios
Net loss ratio	64.9%	59.9%		66.2%	60.7%
Net expense ratio	33.3%	35.2%		34.1%	35.7%
Net combined ratio	98.2%	95.1%		100.3%	96.4%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net premiums written	$255,449	$269,745	$1,152,299	$987,260

Revenues
Net premiums earned	282,295	239,856	1,087,911	941,015
Ceding commission revenue	4,603	4,189	14,786	31,998
Policy billing fees	1,272	732	4,345	2,742
Total revenues	288,170	244,777	1,107,042	975,755
Expenses
Net loss and loss adjustment expenses	183,847	159,427	736,474	589,322
Underwriting expenses
Direct commission expenses	52,517	38,050	209,911	191,351
Other underwriting expenses	38,484	32,659	151,951	155,148
Total underwriting expenses	91,001	70,709	361,862	346,499
Underwriting profit	$13,322	$14,641	$8,706	$39,934

Underwriting Ratios
Net loss ratio	65.1%	66.5%	67.7%	62.6%
Net expense ratio	30.2%	27.4%	31.5%	33.1%
Net combined ratio	95.3%	93.9%	99.2%	95.7%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended December 31,
	2011			2010
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Net premiums written	$86,636	$38,788	$125,424	$55,243	59,679	114,922

Revenues
Net premiums earned	80,192	44,591	124,783	85,243	47,778	133,021
Ceding commission revenue	1,693	1,869	3,562	3,297	1,025	4,322
Policy billing fees	1,455	140	1,595	1,698	149	1,847
Total revenues	83,340	46,600	129,940	90,238	48,952	139,190
Expenses
Net loss and loss adjustment expenses	51,902	28,441	80,343	36,376	27,552	63,928
Underwriting expenses
Direct commission expense	17,431	8,314	25,745	20,472	10,050	30,522
Other underwriting expenses	17,813	11,914	29,727	24,569	16,569	41,138
Total underwriting expenses	35,244	20,228	55,472	45,041	26,619	71,660
Underwriting profit	$(3,806)	$(2,069)	$(5,875)	$8,821	(5,219)	3,602

Underwriting Ratios
Net loss ratio	64.7%	63.8%	64.4%	42.7%	57.7%	48.1%
Net expense ratio	40.0%	40.9%	40.3%	47.0%	53.3%	49.2%
Net combined ratio	104.7%	104.7%	104.7%	89.7%	111.0%	97.3%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Year Ended December 31,
	2011			2010
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Net premiums written	$316,854	$169,437	$486,291	$223,630	103,174	326,804

Revenues
Net premiums earned	318,777	187,162	505,939	257,863	93,791	351,654
Ceding commission revenue	12,408	6,774	19,182	4,019	2,051	6,070
Policy billing fees	5,616	573	6,189	3,213	300	3,513
Total revenues	336,801	194,509	531,310	265,095	96,142	361,237
Expenses
Net loss and loss adjustment expenses	214,355	104,420	318,775	132,499	62,202	194,701
Underwriting expenses
Direct commission expense	68,876	32,541	101,417	56,392	18,353	74,745
Other underwriting expenses	73,161	51,617	124,778	59,980	24,292	84,272
Total underwriting expenses	142,037	84,158	226,195	116,372	42,645	159,017
Underwriting profit	$(19,591)	$5,931	$(13,660)	$16,224	(8,705)	7,519

Underwriting Ratios
Net loss ratio	67.2%	55.8%	63.0%	51.4%	66.3%	55.4%
Net expense ratio	38.9%	41.0%	39.7%	42.3%	43.0%	42.5%
Net combined ratio	106.1%	96.8%	102.7%	93.7%	109.3%	97.9%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue
Management fee income	$7,260	$9,881	$29,303	$17,752
Other revenue	628	249	1,570	2,171
Total revenue	7,888	10,130	30,873	19,923
Expenses
Other expenses	4,327	1,123	19,331	5,760
Total expenses	4,327	1,123	19,331	5,760
Insurance services pre-tax income	$3,561	$9,007	$11,542	$14,163

Tower Group, Inc.
Consolidated Balance Sheets

	December 31,
($ in thousands, except par value and share amounts)	2011	2010
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $2,046,932 and $1,968,670)	$2,153,620	$2,041,557
Equity securities (cost of $91,069 and $91,218)	87,479	90,317
Short-term investments (cost of $0 and $1,560)	-	1,560
Other invested assets	44,347	-
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $288,180 and $338,494)	300,054	341,054
Equity securities (cost of $1,965 and $0)	1,866	-
Total investments	2,587,366	2,474,488
Cash and cash equivalents (includes $666 and $2,796 relating to Reciprocal Exchanges)	114,098	140,221
Investment income receivable (includes $2,978 and $3,021 relating to Reciprocal Exchanges)	26,782	23,562
Premiums receivable (includes $41,290 and $53,953 relating to Reciprocal Exchanges)	408,626	387,584
Reinsurance recoverable on paid losses (includes $5,014 and $2,167 relating to Reciprocal Exchanges)	23,903	18,214
Reinsurance recoverable on unpaid losses (includes $11,253 and $11,384 relating to Reciprocal Exchanges)	319,664	282,682
Prepaid reinsurance premiums (includes $14,685 and $17,919 relating to Reciprocal Exchanges)	54,037	77,627
Deferred acquisition costs, net (includes $11,866 and $18,206 relating to Reciprocal Exchanges)	168,858	164,123
Deferred income taxes (includes $0 and $788 relating to Reciprocal Exchanges)	-	2,245
Intangible assets (includes $4,839 and $5,504 relating to Reciprocal Exchanges)	114,920	123,820
Goodwill	250,103	250,103
Other assets (includes $2,685 and $5,808 relating to Reciprocal Exchanges)	373,838	230,405
Total assets	$4,442,195	$4,175,074
Liabilities
Loss and loss adjustment expenses (includes $136,275 and $171,315 relating to Reciprocal Exchanges)	$1,632,113	$1,610,421
Unearned premium (includes $102,991 and $123,949 relating to Reciprocal Exchanges)	893,176	872,026
Reinsurance balances payable (includes $3,466 and $3,402 relating to Reciprocal Exchanges)	20,794	35,037
Funds held under reinsurance agreements	96,726	93,153
Other liabilities (includes $7,154 and $9,384 relating to Reciprocal Exchanges)	266,155	122,333
Deferred income taxes (includes $4,511 and $0 relating to Reciprocal Exchanges)	29,337	-
Debt	426,901	374,266
Total liabilities	3,365,202	3,107,236
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 46,448,341 and
45,742,342 shares issued, and 39,221,102 and 41,485,678 shares outstanding)	465	457
Treasury stock (7,227,239 and 4,256,664 shares)	(158,185)	(91,779)
Paid-in-capital	772,938	763,064
Accumulated other comprehensive income	62,244	48,883
Retained earnings	356,680	324,376
Tower Group, Inc. stockholders' equity	1,034,142	1,045,001
Noncontrolling interests	42,851	22,837
Total stockholders' equity	1,076,993	1,067,838
Total liabilities and stockholders' equity	$4,442,195	$4,175,074

Tower Group, Inc.
Consolidated Statements of Income and Comprehensive Income
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010
Revenues
Net premiums earned	$407,078	$372,877	$1,593,850	$1,292,669
Ceding commission revenue	8,165	8,511	33,968	38,068
Insurance services revenue	628	247	1,570	2,169
Policy billing fees	2,867	2,578	10,534	6,255
Net investment income	32,062	29,690	127,649	106,090
Net realized investment gains (losses):
Other-than-temporary impairments	(176)	(2,165)	(3,509)	(16,100)
Portion of loss recognized in other comprehensive income	84	1,789	264	11,909
Other net realized investment gains	4,213	6,236	12,639	17,674
Total net realized investment gains (losses)	4,121	5,860	9,394	13,483
Total revenues	454,921	419,763	1,776,965	1,458,734
Expenses
Loss and loss adjustment expenses	264,190	223,355	1,055,249	784,023
Direct and ceding commission expense	78,261	69,372	311,328	267,209
Other operating expenses	68,304	66,264	278,275	230,489
Acquisition-related transaction costs	(77)	971	360	2,369
Interest expense	9,472	8,307	34,462	24,594
Total expenses	420,150	368,269	1,679,674	1,308,684
Other income (expense)
Other	-	-	-	(466)
Income before income taxes	34,771	51,494	97,291	149,584
Income tax expense	5,532	18,135	25,186	50,373
Net income	$29,239	$33,359	$72,105	$99,211
Less: Net income attributable to Reciprocal Exchanges	2,408	(3,274)	11,907	(4,679)
Net income attributable to Tower Group, Inc.	$26,831	$36,633	$60,198	$103,890
Net income	$29,239	$33,359	$72,105	$99,211
Gross unrealized investment holding gains (losses) arising during periods	29,103	(64,072)	49,720	34,869
Gross unrealized gain on interest rate swaps	(422)	3,223	(10,541)	3,223
Less: Reclassification adjustment for (gains) losses included in net income	(4,121)	(5,860)	(9,394)	(13,483)
Income tax benefit (expense) related to items of other comprehensive income	(8,581)	23,348	(10,318)	(8,613)
Comprehensive income	$45,218	$(10,002)	$91,572	$115,207
Less: Comprehensive income (loss) attributable to Reciprocal Exchanges	5,117	(7,960)	18,013	(3,014)
Comprehensive income attributable to Tower Group, Inc.	$40,101	$(2,042)	$73,559	$118,221
Earnings per share attributable to Tower Group, Inc. stockholders:
Basic	$0.68	$0.88	$1.47	$2.39
Diluted	$0.67	$0.88	$1.47	$2.38
Weighted average common shares outstanding:
Basic	39,733	41,538	40,833	43,462
Diluted	39,806	41,715	40,931	43,648
Dividends declared and paid per common share	$0.188	$0.125	$0.690	$0.390

CONTACT:
Tower Group, Inc.
Bill Hitselberger, 212-655-2110
Executive Vice President and Chief Financial Officer
bhitselberger@twrgrp.com